Exhibit 15.2

Letter of Kost Forer Gabbay & Kasierer

May 16, 2022

Securities and Exchange Commission

100 F Street, N.E

Washington, D.C. 20549

Re: Sharplink Gaming Ltd. (“SharpLink”)

Ladies and Gentlemen:

We have read Item 16F of the Annual Report on Form 20-F for the year ended December 31, 2021 of SharpLink and are in agreement with the statements contained therein as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Kost Forer Gabby & Kasierer

KOST, FORER GABBAY & KASIERER

A Member of EY Global